Life Partners Holdings Inc. to Host Conference Call
Discussing First Quarter Performance

WACO, TX - July 10, 2009 - LIFE PARTNERS HOLDINGS, INC. (NasdaqGS: LPHI), parent company of Life Partners, Inc., a leader in the secondary life insurance market known as “life settlements”, today announced that it will host a conference call to discuss its financial results for the first quarter ended May 31, 2009.

Participants will include Brian Pardo, Chairman and CEO of Life Partners Holdings, Inc., R. Scott Peden, President of Life Partners, Inc. and David Martin, CFO of Life Partners Holdings, Inc.

CONFERENCE CALL INFORMATION:

Date:	Tuesday, July 14, 2009

Time:	11:00 A.M. EDT/ 10:00 A.M. CDT

Toll Free Conference Number:	(800) 258-1862

Toll Conference Number:	(512) 807-2223

Guest Access Code:	997126#

A replay of the conference call will be available for 30 days and can be accessed by contacting LPHI Shareholder Relations at 800-368-5569 or visiting our website:  www.lphi.com for instructions.

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements." Since its incorporation in 1991, Life Partners has completed over 93,000 transactions for its worldwide client base of 23,000 high net worth individuals and institutions in connection with the purchase of over 6,100 policies totaling more than $1.9 billion in face value.

LPHI-G

Contact:
Hill & Knowlton on behalf of LPHI, Inc.
Richard Weber, 512-372-6652
richard.weber@hillandknowlton.com
or
Life Partners Holdings, Inc.
Shareholder Relations: 254-751-7797
info@LPHI.com

www.lphi.com